Exhibit 3.89

CERTIFICATE OF INCORPORATION

OF

RAC ACQUISITION CORP.

ARTICLE I

The name of the corporation is RAC ACQUISITION CORP., (hereinafter called the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle and the name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

Number of Shares Authorized	Par Value Per Share	Class of Stock

3,000	$0.01	Common

ARTICLE V

The name of the Incorporator is Paul Berkowitz and the address of the Incorporator is 1221 Brickell Avenue, Suite 2200, Miami, Florida 33131.

ARTICLE VI

The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation’s Bylaws.

ARTICLE VII

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under §174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

ARTICLE VIII

This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE IX

The directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 22nd day of December, 1997.

/s/ Paul Berkowitz
Paul Berkowitz, Incorporator

CERTIFICATE OF MERGER
OF
RICHARDSON LABS, INC.
INTO
RAC ACQUISITION CORP.

Pursuant to Section 251 of the Delaware General Corporation Law (the “Delaware Act”). RICHARDSON LABS. INC., a Delaware corporation and RAC ACQUISITION CORP., a Delaware corporation hereby certify the following:

1.                                       The constituent business corporations participating in the merger are Richardson Labs, Inc., which is incorporated under the laws of the State of Delaware and RAC Acquisition Corp., which is incorporated under the laws of the State of Delaware.

2.                                       An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations.

3.                                       The name of the surviving corporation in the merger herein certified is RAC Acquisition Corp. which shall hereinwith be changed to Richardson Labs, Inc., a Delaware corporation, upon the effective date of said merger pursuant to the provisions of the Delaware Act.

4.                                       The Certificate of Incorporation of RAC Acquisition Corp., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation, except that the First Article thereof is hereby amended and changed so as to read as follows at the effective time of the merger.

“FIRST. The name of the corporation (hereinafter referred to as the ‘Corporation’) is RICHARDSON LABS. INC.”

and said Corporation as herein amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware Act.

5.                                       The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is follows:    851 Broken Sound Parkway, N.W., Boca Raton, Florida 33487-3693.

6.                                       A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger this 29th day of January, 1998.

RICHARDSON LABS, INC.

By:	/s/ Ed Priddy
ED PRIDDY

RAC ACQUISITION CORP.

By:	/s/ Carl DeSantis
Carl DeSantis